COMPROMISE AND SETTLEMENT AGREEMENT

         Corporate Solutions, L.L.C., 21251 River Bluff Drive, Anderson, California 96007, hereinafter referred to as CORPORATE and World-Wide Wireless Communications, Inc., a corporation, One Post Street, Suite 2600, San Francisco, California 94104, hereinafter referred to as WWWC, in consideration of the promises made herein, agree as follows:

                         Nature and Effect of Agreement

         1. This Compromise and Settlement Agreement, hereinafter referred to as "this Agreement", consists of a compromise and settlement by each party of that party's claims against the other party, and a release given by each party to the other relinquishing all claims against the other. By executing this Agreement, each of the parties intends to and does hereby extinguish the obligations heretofore existing between them. This Agreement is not, and shall not be treated as, an admission of liability by either party for any purpose.

                          Nature and Status of Dispute

         2. (A) CORPORATE made loans totaling $277,715.00 to WWWC or its predecessor in interest between April 4, 1997 and August 18, 1997, inclusive, which have not been repaid. WWWC disputes its liability for such loans.

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         (B)  CORPORATE  in large  part  obtained  the funds  for such  loans by factoring its accounts receivable to Capital Associates of Jackson County, Inc., hereinafter referred to as CAPITAL. Substantial sums remain due to CAPITAL by CORPORATE. WWWC disputes its liability on such factoring arrangement.

         (C) CORPORATE made additional loans to WWWC or its predecessor in interest of $10,000.00 on September 7, 1997 and $2,500.00 in January of 1998. WWWC acknowledges these liabilities.

         (D) CORPORATE purchased equipment from Microwave Radio Corporation and had the equipment delivered directly to WWWC. CORPORATE is presently obligated to BNY Financial Corporation, hereinafter referred to as BNY, in the sum of $19,269.00 for such equipment. WWWC disputes any liability to pay for this equipment.

         (D) CORPORATE purchased equipment from Hybrid Networks, Inc., hereinafter referred to as HYBRID, on August 6, 1997 for the total price of $104,140.00. The check which CORPORATE used to pay for such equipment was dishonored. Thereafter, HYBRID filed a bankruptcy petition. Although WWWC or its predecessor in interest received the equipment, CORPORATE has not paid for the equipment and does not seek reimbursement from WWWC.

         (E) WWWC or its predecessor in interest entered into various agreements with CORPORATE between December of 1996 and November of 1997 whereby CORPORATE agreed to raise funds for WWWC or its predecessor in interest. Under the terms of such agreements, WWWC or its predecessor in interest agreed to pay fees to CORPORATE. WWWC disputes CORPORATE's performance under these agreements and contends that it has claims against CORPORATE for breach of such

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agreements.

         (F) WWWC is the successor in interest to the assets of World Wide Wireless, Inc., the corporation with which CORPORATE dealt in the matters described in Paragraphs 2(A) through (E) above. WWWC claims that it has no liability to CORPORATE whereas CORPORATE contends that the transfer of assets was a fraudulent conveyance.

                          Mutual Compromise Agreement

         3. Each party, in consideration of the promises and concessions made by the other, hereby compromises and settles any and all past, present, or future claims, demands, obligations, or causes of action, whether based upon tort, contract, or other theories of recovery, which that party has or which may later accrue to or be acquired by that party against the other party and the other party's predecessors and successors in interest, heirs, and assigns, as well as past, present, and future officers, directors, shareholders, agents, employees, parent and subsidiary organizations, affiliates, and partners arising from the subject matters described in Paragraph 2 of this Agreement, on the following terms and conditions:

         (A) WWWC agrees to pay CORPORATE the sum of $12,500.00 on or before May 31, 1999. In the event of a delay in payment, interest shall accrue from June 1, 1999 at the rate of ten per cent annum until paid.

         (B) WWWC agrees to issue to CORPORATE 750,000 shares of common stock (symbol WLGS), restricted only as required by Securities and Exchange Commission Rule 144, on or before May 28, 1999. WWWC shall prepare and file all documents and

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pay all fees associated with any  registration  requirements  imposed by federal securities law.

         (C) CORPORATE agrees to pay all sums due CAPITAL arising from transactions described in Paragraph 2 of this Agreement, on such terms as are acceptable to CORPORATE and CAPITAL.

         (D) CORPORATE agrees to pay all sums due BNY arising from transactions described in Paragraph 2 of this Agreement, on such terms as are acceptable to CORPORATE and BNY.

         (E) CORPORATE shall have no liability with respect to any sums claimed to be due by HYBRID since no compensation is being paid under this Agreement on account of the HYBRID claim.

                             Mutual General Release

         4. Each of the parties on behalf of its parent and subsidiary organizations, affiliates, partners, agents, servants, shareholders, employees, representatives, assigns, and successors, hereby fully releases and discharges the other party and that party's parent and subsidiary organizations, affiliates, partners, agents, servants, shareholders, employees, representatives, assigns, and successors from all rights, claims, and causes of action which each party and the above-mentioned successors have against the other party and the above-mentioned successors, stemming from their differences arising from the subject matters described in Paragraph 2.

                                 Unknown Claims

         5. (A) Each party acknowledges and agrees that the release it gives to the other

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party upon executing this Agreement applies to all claims for injuries, damages, or losses to its property, real or personal, which it may have against the other party. Each party waives the application of California Civil Code Section 1542.

         (B) Each party certifies that it has read the following provisions of California Civil Code Section 1542:

                    "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

and indicates that fact by signing its officer's initials here:

                    DAK   for CORPORATE
                    _____ for WWWC


         (C) Each party understands and acknowledges that the significance and consequence of this waiver of California Civil Code 1542 is that even if it should eventually suffer additional damages arising out of the subject matters described in Paragraph 2 of this Agreement, it will not be able to make any claim for those damages. Furthermore, each party acknowledges that it consciously intends these consequences even as to claims for damages which exist as of the date of this Agreement but which it does not know exist, and which, if known, would materially affect its decision to execute this release, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

                               Advice of Attorney

         6. Each party warrants and represents that in executing this Agreement, it has relied upon legal advice from the attorney of its choice; that the terms of this Agreement

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have been read and its consequences (including risks, complications,  and costs)
have been completely explained to it by its attorney; and that it fully understands the terms of this Agreement. Each party further acknowledges and represents that in executing this release, it has not relied on any inducements, promises, or representations made by the other party.

                            Conditions of Execution

         7. Each party acknowledges and warrants that its execution of this Agreement is free and voluntary.

                          Execution of Other Documents

         8. Each party to this Agreement shall cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

                            Attorneys' Fees to Date

         9. Each party to this Agreement shall bear all attorney's fees and costs arising from that party's own counsel in connection with the negotiations leading up to this Agreement, the preparation and review of this Agreement, and the disputes which are the subject matter of Paragraph 2.

                             Future Attorneys' Fees

         10. If any legal action is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party.

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                                Entire Agreement

         11. This Agreement contains the entire agreement between the parties.

                                 Effective Date

         12. This Agreement shall become effective immediately upon execution by CORPORATE and WWWC.

                     Execution of Agreement in Counterparts

         13. This Agreement may be signed in counterparts, each of which will represent acceptance and approval of the terms of this Agreement.

                                 Governing Law

         14. This Agreement is entered into, and shall be construed and interpreted in accordance with the laws of the State of California.

         Executed at San Francisco, California on May __, 1999.


                                        CORPORATE SOLUTIONS, L.L.C.


                                        By: /s/ David E. Rinker
                                            ----------------------------------
                                            DAVID E. RINKER, Chief Executive

                                        WORLD WIDE WIRELESS COMMUNICATONS, INC.


                                        By:
                                            ----------------------------------
                                            DOUGLAS P. HAFFER, President

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                                Entire Agreement


         11. This Agreement contains the entire agreement between the parties.

                                 Effective Date

         12. This Agreement shall become effective immediately upon execution by CORPORATE and WWWC.

                     Execution of Agreement in Counterparts

         13. This Agreement may be signed in counterparts, each of which will represent acceptance and approval of the terms of this Agreement.

                                 Governing Law

         14. This Agreement is entered into, and shall be construed and interpreted in accordance with the laws of the State of California.

         Executed at San Francisco, California on May 25, 1999.


                                        CORPORATE SOLUTIONS, L.L.C.


                                        By: /s/
                                            ----------------------------------
                                            DAVID E. RINKER, President

                                        WORLD WIDE WIRELESS COMMUNICATONS, INC.


                                        By: /s/
                                            ----------------------------------
                                            DOUGLAS P. HAFFER, President


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